Exhibit (21)


                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                  SUBSIDIARIES

                                         Per Cent Owned            State of
Subsidiary Name                            By Parent             Incorporation



Cardinal Operating Company                  100.00                  Delaware

Cross Bay Operating Company                 100.00                  Delaware

Cumberland Operating Company                100.00                  Delaware

Independence Operating Company              100.00                  Delaware

Marsh Resources, Inc.                       100.00                  Delaware

Pine Needle Operating Company               100.00                  Delaware

TGPL Enterprises, Inc.                      100.00                  Delaware

Transco Cross Bay Company                   100.00                  Delaware

TransCardinal Company                       100.00                  Delaware

TransCarolina LNG Company                   100.00                  Delaware

TransCumberland Pipeline Company            100.00                  Delaware

Transco Independence Pipeline Company       100.00                  Delaware

WGP Enterprises, Inc.                       100.00                  Delaware

Williams Gas Processing -
     Gulf Coast Company, L.P.                99.00                 Delaware